EXHIBIT 10.3

NON-QUALIFIED STOCK OPTION AWARD
OF HEALTH DISCOVERY CORPORATION

THIS NON-QUALIFIED STOCK OPTION AWARD (the “Award”) is made as of the Grant Date by HEALTH DISCOVERY CORPORATION, a corporation organized under the laws of the State of Georgia (the “Company”) to STEPHEN D. BARNHILL (the “Optionee”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a non-qualified stock option (the “Option”), as described below, to purchase the Option Shares. Capitalized terms used but not defined herein have the meanings ascribed to them in the Terms and Conditions.

A.	Grant Date: August 15, 2008.

B.	Type of Option: Non-Qualified Stock Option.

C.	Plan under which Option is granted: This Award is not granted under or pursuant to any plan.

D.	Option Shares: All or any part of 6,000,000 shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.
Exercise Price:  $0.08 per share, subject to adjustment as provided in the attached Terms and Conditions.  The Exercise Price is, in the judgment of the Board of Directors, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.
Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of (a) the tenth (10th) anniversary of the Grant Date; (b) three (3) months following the date of the Optionee’s termination of employment with the Company and all Affiliates for any reason other than by the Company for Cause; or (c) the date of the Optionee’s termination of employment with the Company or an Affiliate for Cause; provided, however, that the Option may be exercised as to no more than the vested Option Shares determined pursuant to the Vesting Schedule.  Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: The Shares shall become vested in accordance with Schedule 1.

IN WITNESS WHEREOF, the parties have executed and sealed this Award as of the Grant Date set forth above.

OPTIONEE	HEALTH DISCOVERY CORPORATION

/s/ Stephen D. Barnhill	By:	/s/ Michael Hanbury

	Title:	Director

TERMS AND CONDITIONS TO THE
NON-QUALIFIED STOCK OPTION AWARD
OF HEALTH DISCOVERY CORPORATION

1.      Exercise of Option.  Subject to the provisions provided herein or in the Award:

(a)           The Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b); and (iii) satisfaction of the withholding tax obligations as provided in Section 2, if applicable; provided, however, that in the event the Optionee is given notice of termination for Cause under any employment or other agreement between the Optionee and the Company or any Affiliate or otherwise, the Optionee’s ability to exercise the Option shall be suspended from the giving of such notice until such time as the Optionee cures the circumstance(s) constituting Cause, if expressly permitted by the applicable employment or other agreement or otherwise, or, if there is no opportunity to cure or no cure is timely effected, from and after the giving of such notice through and including the effective date that the Optionee’s employment or other service relationship is terminated for Cause.

(b)    The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made:

(i)           by tendering cash or certified check in an amount equal to the Purchase Price;

(ii)          by the delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value on the date of exercise either equal to the Purchase Price;

(iii)         if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by delivery of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Company of instructions in a form acceptable to the Company regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised;

(iv)         by having the number of shares of Common Stock to be issued upon exercise of the Option reduced by the number of whole shares of Common Stock having a Fair Market Value equal to the Purchase Price; or

(v)          in any combination of the foregoing.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and, if applicable, all required tax withholdings, the Company shall cause to be issued a certificate representing the Option Shares purchased.

2.             Withholding.  To the extent necessary, the Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation in cash; by electing, irrevocably and in writing in substantially the form attached hereto as Exhibit 2 (a “Withholding Election”), to have the actual number of shares of Common Stock issuable upon exercise reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of the withholding tax; or by any combination of the above.  The Optionee may make a Withholding Election only if the following conditions are met:

(a)           the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined by executing and delivering to the Company a properly completed Withholding Election; and

(b)           any Withholding Election made will be irrevocable; however, the Board of Directors may, in its sole discretion, disapprove and give no effect to any Withholding Election.

3.             Rights as Shareholder.  Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares.  The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as this Award otherwise provides.

4.             Restriction on Transfer of Option and Option Shares.

(a)           The Option evidenced hereby is nontransferable other than pursuant to Section 4(b) below and by will or the laws of descent and distribution.  The Option shall be exercisable during the lifetime of the Optionee or the Permitted Transferee (as defined below in Section 4(b)), if applicable, only by the Optionee or such Permitted Transferee, if applicable (or in the event of the his Disability, if applicable, by his personal representative) and after his death, only by his legatee or the executor of his estate.  In the event the Permitted Transferee is an entity, the Option shall be exercisable during the Option Period only by an authorized representative of the Permitted Transferee, such as the grantor or trustee of a trust or the general partner of a family partnership, as applicable.

(b)           The Optionee may transfer the Option to one or more members of his immediate family, provided any such family member has attained age 21 on or before the intended date of transfer, to a trust established solely for the benefit of the Optionee’s immediate family, or to a partnership, provided the only partners in the partnership on the intended date of transfer are members of the Optionee’s immediate family (a “Permitted Transferee”).  Solely in accordance with the following, for purposes of this Section 4(b), the term “immediate family” means only individuals with one of the following relationships to the Optionee: spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, nieces, nephews and in-laws.

(c)           In the event the Option is transferred by the Optionee to a Permissible Transferee, the Permissible Transferee shall be prohibited from making any subsequent transfer other than, to the extent applicable, by will or the laws of descent and distribution.

(d)           Notwithstanding the foregoing, the Company shall not be obligated to give effect to any transfer of the Option to a Permitted Transferee unless the Optionee has provided the Company with advance written notice of the transfer.

5.             Changes in Capitalization.

(a)           The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that cause the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)    In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock that in each case is not an Equity Restructuring, the Board of Directors or its designee shall take such action to make such adjustments in the Option or the terms of this Award as the Board of Directors or its designee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the Board of Directors or its designee pursuant to this Section 5(b) will be final and binding on the Optionee.  Any action taken by the Board of Directors or its designee need not treat all optionees equally.

(c)    The existence of the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Board of Directors’ discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

6.             Special Limitation on Exercise.  No purported exercise of the Option shall be effective without the approval of the Board of Directors, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Board of Directors, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

7.             Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award.

8.             Governing Laws.  This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

9.             Successors.  This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

10.           Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.           Entire Agreement.  This Award and these Terms and Conditions express the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all proposals or understandings, other communications between the parties, whether written or oral, relating to such subject matter.    If there are any conflicts between the terms of this Award and these Terms and Conditions, on the one hand, and the Employment Agreement with the Optionee dated August 15, 2008, on the other hand, the terms of this Award and the Terms and Conditions shall control.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board of Directors regarding any question relating to the terms of this Award.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.           Violation.  Except as provided in Section 4, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and these Terms and Conditions and shall be void and without effect.

14.           Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing this Award or these Terms and Conditions.

15.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

16.           No Right to Continued Retention.  The award of Option Shares hereunder shall not be construed as giving the Optionee the right to continued employment by the Company or any Affiliate or the continued use of the Optionee’s services by the Company or any Affiliate.

17.           Definitions.

(a)           “Affiliate” means (i) any subsidiary or parent of the Company; (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or (iii) any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.

(b)           “Board of Directors” means the board of directors of the Company.

(c)           “Cause” means “Cause” as defined in the employment or other services agreement between the Optionee and the Company or an Affiliate that is in effect at the date that an action constituting “Cause” occurs, or if no such definition or agreement exists, “Cause” means (i) failure (other than such failure resulting from his incapacity during physical or mental illness) by the Optionee to substantially perform his duties with the Company or an Affiliate; (ii) conduct by the Optionee that amounts to fraud, dishonesty, disloyalty or willful misconduct in the performance of the Optionee’s duties and responsibilities; (iii) the Optionee being arrested for, charged in relation to (by criminal information, indictment or otherwise), or convicted of a crime involving breach of trust or moral turpitude or any felony; (iv) conduct by the Optionee that amounts to gross and willful insubordination or inattention to his duties and responsibilities; or (v) a breach or violation of the terms of any agreement to which Optionee and the Company or an Affiliate are party.

(d)    “Change in Control” means the consummation of (i) a merger, consolidation, share exchange, combination, reorganization, or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction, or (ii) the sale of transfer (other than as security for the Company's obligations) of all or substanially all of the assets of the Company in any transaction or a series of related transactions, in which the Company, any corporation controlled by the Company, or the shareholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquirer immediately after the transaction.

(e)           “Fair Market Value” means the value of a share of Common Stock as of a date, determined as follows:

(i)           if the shares of Common Stock are traded on any national securities exchange or through any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price at which Common Stock shall have been sold on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Board of Directors on or through which the shares of Common Stock are then traded;

(ii)          if the shares of Common Stock are not actively traded on any such exchange or through any such system, Fair Market Value shall mean the closing price for the Common Stock for the most recent trading day immediately preceding such date, as reported by such exchange or system; or

(iii)         if the shares of Common Stock are not actively traded or reported on any exchange or through any such system and have not experienced a recent trading day, Fair Market Value shall mean the fair market value of a share of Common Stock as determined by the Board of Directors taking into account such facts and circumstances deemed to be material by the Board of Directors to the value of the Common Stock in the hands of the Optionee.

Notwithstanding the foregoing, for purposes of Subsections (i), (ii), or (iii) above, the Board of Directors may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Common Stock, or any other method which the Board of Directors determines is reasonably indicative of fair market value.

EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
HEALTH DISCOVERY CORPORATION

Name:
Address:

Date:

Health Discovery Corporation
2 East Bryan Street, Suite 601
Savannah, GA  31401
Attn:  Secretary

Re:	Exercise of Non-Qualified Stock Option

Dear Sir or Madam:

Subject to acceptance hereof in writing by Health Discovery Corporation (the “Company”), pursuant to the provisions of the terms and conditions of the Non-Qualified Stock Option Award (the “Award”), I hereby give at least ten days but no more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of common stock of the Company (“Common Stock”) under the Award dated as of ____________.  The purchase shall take place as of ___________________ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of Health Discovery Corporation;

[ ]	by having the number of shares of Common Stock to be issued upon exercise of the Option reduced by the number of whole shares of Common Stock having a Fair Market Value equal to the purchase price;

[ ]
by the delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value on the date of exercise either equal to the purchase price;

[ ]
by delivery of the purchase price by _________________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System.  I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.  Note:  This choice is available only if and when the Common Stock becomes traded by brokers.

Exhibit 1 - Page 1 of 3

I understand that I am not permitted to exercise the Option if I have been given notice that my employment or service with the Company or an Affiliate will be terminated for Cause.  I understand that if my ability to exercise is suspended in the manner provided for in the foregoing sentence, that my ability to exercise may only be reinstated in the event that I cure the circumstances specified in such notice that was the basis for my termination for Cause and only if such ability to cure is expressly provided for in the applicable employment or other agreement or otherwise.

The required federal, state and local income tax withholding obligations, if any, on the exercise of the Award shall also be paid on or before the Exercise Date in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Exercise Date.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become available.  The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

Exhibit 1 - Page 2 of 3

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records.  I have examined such of these documents as I wished and am familiar with the business and affairs of the Company.  I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.  I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award.  Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.  I also understand that capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Award.

Very truly yours,

Name:

AGREED TO AND ACCEPTED
HEALTH DISCOVERY CORPORATION

By:

Name:

Title:

Date:

Exhibit 1 - Page 3 of 3

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION
FOR EXERCISE OF STOCK OPTION
TO PURCHASE
COMMON STOCK OF
HEALTH DISCOVERY CORPORATION

Name:
Address:

Date:

Health Discovery Corporation
2 East Bryan Street, Suite 601
Savannah, GA  31401
Attn:  Secretary

Re:	Withholding Election

Dear Sir or Madam:

This election relates to the Option identified in Paragraph 3 below.  I hereby certify that:

(1)    My correct name and social security number and my current address are set forth at the end of this document.

(2)    I am (check one, whichever is applicable).

[ ]	the original recipient of the Option.

[ ]	the legal representative of the estate of the original recipient of the Option.

[ ]	a legatee of the original recipient of the Option.

[ ]	the legal guardian of the original recipient of the Option.

(3)    The Option pursuant to which this election relates was issued under the Non-Qualified Stock Option Award (the “Award”) dated as of ____________ in the name of _____________________ for the purchase of a total of __________ shares of Common Stock.  This election relates to _____ ________ shares of Common Stock issuable upon exercise of the Option (the “Stock”), provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable provisions in the Award.

(4)    In connection with any exercise of the Option with respect to Stock, I hereby elect to have certain shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise.

Exhibit 2 - Page 1 of 2

(5)    The shares to be withheld shall have, as of the tax date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

(6)    This Withholding Election is made no later than the tax date and is otherwise timely made pursuant to the Award.

(7)    I understand that this Withholding Election may not be revised, amended or revoked by me.

(8)    I further understand that the Company shall withhold from the Common Stock a whole number of shares of Stock having the value specified in Paragraph 4 above.

(9)    I have read and understand the provisions of the Award that relate to the making of a Withholding Election and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.  Capitalized terms used in this Notice of Withholding Election shall have the meanings given to them in the Award.

Dated:

Signature

Name (printed)

Street Address

City, State, Zip Code

Social Security Number

Exhibit 2 - Page 2 of 2

SCHEDULE 1

VESTING SCHEDULE

The Option Shares shall vest in the following increments if both the service condition, indicated by applicable Vesting Date, and the performance condition, indicated by the applicable Minimum Share Price, are satisfied, as provided below:

Vesting Date	Minimum Share Price	Number of Options
August 15, 2008	$0.10	1,000,000
January 1, 2009	$0.15	2,000,000
January 1, 2010	$0.20	2,000,000
January 1, 2010	$0.25	1,000,000

Each portion of the option identified under the “Number of Options” column above shall vest only if and when (1) the Executive has been continuously employed by the Company through the applicable Vesting Date, (2) the Company’s Common Stock’s closing price for any 20 consecutive trading days is no less than the Minimum Share Price stated for the specified Vesting Date at any point after the Effective Date (as adjusted for changes in capitalization as provided in the attached Terms and Conditions), and (3) with respect to the options that have a Vesting Date of January 1, 2010, either the Company has (i) cash on hand in excess of $800,000, or (ii) a positive, trailing 90-day EBITDA, or (iii) raised an additional $1,000,000 in capital from new investments, excluding any proceeds from the exercise of any warrants or options.

Notwithstanding the foregoing, in the even a Change in Control occurs while the Optionee is employed by the Company, the Optionee shall immediately become fully vested in all of the Option Shares (as adjusted for changes in capitalization as provided in the attached Terms and Conditions), provided that the per share consideration received by shareholders of the Company on account of the Change in Control is equal to or greater than $0.10 per share of Common Stock (as adjusted for changes in capitalization as provided in the attached Terms and Conditions).

Schedule 1 - Page 1 of 1